SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    Form 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                         Securities Exchange Act of 1934

Date of Report                                                     March 9, 2001

                        Commission file number 333-88139

                            Sea Shell Galleries, Inc.
             (Exact name of Registrant as specified in its charter)

         Nevada                                                91-1985634
(State of Incorporation)                                (IRS Identification No.)


                                 225 Oser Drive
                               Hauppague, NY 11788
                                 (631) 851 7000
         (Registrant's address, including zip code and telephone number)



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Item 1 and 2. Changes in Control of Registrant/Acquisition or Disposition of
Assets

     A. Transaction

     Effective March 1, 2001, Sea Shell Galleries, Inc. (the "Registrant") acquired approximately 85% of the shares of outstanding common stock of Cyfit Wellness Solutions, Inc., a Delaware corporation ("Cyfit") pursuant to a Share Exchange Agreement dated February 23, 2001 among the Registrant, Cyfit and holders of over 85% of the common stock of Cyfit ( the "Agreement"). The transactions contemplated by the Agreement were intended to be a tax-free exchange pursuant to Section 368 of the Internal Revenue Code of 1986. As a result of the share exchanges pursuant to the Agreement, the Registrant issued 17,930,550 shares of its common stock in exchange for a like amount of shares of Cyfit surrendered by Cyfit shareholders. Prior to the closing, and as a condition thereto, 11,950,000 shares of common stock of the Registrant were returned to the Registrant for cancellation, which reduced the number of outstanding shares to 2,700,000. In addition, all of the Registrant's Class A and Class B warrants were cancelled. Thus, as of March 1, 2001, there were 20,630,550 shares of common stock of the Registrant outstanding. Management believes that most, if not all of the remaining shareholders of Cyfit will exchange their shares, for shares of the Registrant in the near future. If all the remaining outstanding shares of Cyfit are exchanged by their holders, an additional 2,469,450 shares will be issued by the Registrant in exchange therefor.


     The Agreement contemplates that the holders of the Registrant's Class C warrants to acquire 2,610,000 shares of the Registrant's common stock can continue to exercise such warrants at $4.00 per share. In addition, there are holders of warrants to acquire 550,000 shares and 10,000 shares of Cyfit's common stock exercisable at $0.10 and $0.50 respectively. In accordance with the Agreement, holders of Cyfit's warrants will have the right to acquire the Registrant's shares in lieu of Cyfit shares, according to the same terms and conditions.

     B. Change of Management

     In connection with the closing, the officers and directors of the Registrant resigned from their positions. The following named persons, who are also officers and/or directors of Cyfit, were elected to the positions indicated:

             Eugene Fernandez                   Director and President

             Richard Kephart                    Director

             John Como                          Director and Secretary

     C. Description of Business



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     Cyfit, whose offices are located in Hauppague, New York, is a company which is developing an interactive, subscription-based, wellness business focused on enhancing and improving its members' wellness, lifestyle and fitness. Cyfit seeks to provide its members via the internet, "real time"one-on-one counseling, individualized in-depth assessments, performance and health portfolio tracking, discounted e-commerce, on-demand streaming video (created by Cyfit) and links to health and fitness content. Cyfit intends to offer a service that is interactive across diverse service levels within multiple areas of the health industry.

     The documents attached as exhibits to this report on Form 8-K, are incorporated by reference into this Item which is modified by the full text of those documents.

Item 5. The Registrant has moved its principal executive offices to 225 Oser Avenue, Hauppague, New York, 11788.


Item 7.  Financial Statement and Exhibits

          (a)  Financial Statements of Business Acquired*

          (b)  Pro Forma Financial Information*

          (c)  Exhibits*

                    2.1 Share Exchange Agreement dated February 23, 2001 among Registrant, Cyfit certain shareholders of Cyfit.

                    17.1 Resignation of the officers and directors of the
                         Registrant and election of new directors.

*to be filed by amendment as soon as practicable

                                   SIGNATURES


                                             SEA SHELL GALLERIES, INC.


March 15, 2001                               by: /s/ Eugene Fernandez
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                                             Eugene Fernandez
                                             President